UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2014

MOTORCAR PARTS OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 212-7910

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 27, 2014, Motorcar Parts of America, Inc. ("MPA" or the "Company") entered into a purchase agreement (the "Purchase Agreement") with Craig-Hallum Capital Group LLC, as representative of the several underwriters named therein (collectively, the "Underwriters"), relating to the issuance and sale of 2,400,000 shares (the "Shares") of Common Stock.  The price to the public in this offering is $26.00 per Share.  The Underwriters have agreed to purchase the Shares from the Company pursuant to the Purchase Agreement at a price of $24.44 per Share.  The net proceeds to the Company from this offering are expected to be approximately $58,056,000.00, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.  The offering is expected to close on or about September 2, 2014, subject to customary closing conditions. In addition, under the terms of the Purchase Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 360,000 additional Shares to cover over-allotments, if any.

The offering is being made pursuant to the Company's effective registration statement on Form S-3 (Registration Statement No. 333-195585) previously filed with and declared effective by the Securities and Exchange Commission (the "SEC") and a prospectus supplement and accompanying prospectus filed with the SEC.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The Company has agreed to reimburse the Underwriters for fees and expenses in connection with the issuance and sale of the Shares up to $200,000. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.  A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Common Stock in the offering is attached as Exhibit 5.1 to this report.
The Company issued press releases on August 20, 2014 and August 27, 2014 announcing the commencement of the offering and the pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.
***
MPA cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "indicates," "will," "intends," "potential," "suggests," "assuming," "designed" and similar expressions are intended to identify forward-looking statements. These statements are based on the Company's current beliefs and expectations. These forward-looking statements include statements regarding the completion of the offering and the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by MPA that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in MPA's business, including those described in the company's periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and MPA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading "Risk Factors" in MPA's Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on June 16, 2014, as amended by the Annual Report on Form 10-K/A, filed with the SEC on July 29, 2014. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement, dated August 27, 2014, by and between Motorcar Parts of America, Inc. and Craig-Hallum Capital Group LLC, as representative of the several underwriters named therein

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated August 20, 2014

99.2	Press Release dated August 27, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: August 27, 2014	By:	/s/ David Lee
	Name:	David Lee
	Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

1.1	Purchase Agreement, dated August 27, 2014, by and between Motorcar Parts of America, Inc. and Craig-Hallum Capital Group LLC, as representative of the several underwriters named therein

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release dated August 20, 2014

99.2	Press Release dated August 27, 2014